                                                                   EXHIBIT 10.15


                            SOUTHWEST GAS CORPORATION

                               BOARD OF DIRECTORS

                                 RETIREMENT PLAN


                            Effective January 1, 1988
                          Amended Effective May 9, 1990
                 Amended and Restated Effective October 1, 1993
                  Amended and Restated Effective March 1, 1999

                            SOUTHWEST GAS CORPORATION
                       BOARD OF DIRECTORS RETIREMENT PLAN


                                     PURPOSE

The principal objective of this Board of Directors Retirement Plan is to ensure that a competitive level of retirement income is paid in order to attract and retain Directors of Southwest Gas Corporation. The Plan is designed to provide a benefit that will meet this objective. Eligibility for participation in the Plan shall be limited to outside, non-employee Directors retiring after January 1, 1988. The original Plan was effective on January 1, 1988, and amended May 9, 1990, October 1, 1993 and March 1, 1999.


                                 I. DEFINITIONS

1.1      "Board" means the Board of Directors of the Company.

1.2 "Change in Control" means the first to occur of any of the following events:

         (a) Any "person" (as the term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) who becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors; or

         (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this Section 1.2) whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.

1.3 "Committee" means the Compensation Committee of the Board to which the Board has given authority to administer the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.

1.4      "Company" means Southwest Gas Corporation and any Successor
         Corporation.

1.5 "Director" means an outside, non-employee member of the board of directors of Southwest Gas Corporation prior to a Change in Control.

1.6 "Effective Date" previously was October 1, 1993. This amended and restated Plan is effective March 1, 1999.

1.7 "Participant" means an outside, non-employee Director. Inside Directors and retired employees of the Company are excluded from participation in the Plan.

1.8 "Plan" is the Southwest Gas Board of Directors Retirement Plan as described in this document.

1.9 "Retiree" means a former Director eligible for receiving benefits from the Plan.

1.10 "Retire" or "Retirement" means the termination of a Director's service on the Board on one of the dates specified in Section II.

1.11 "Successor Corporation" means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.

1.12 "Third Party Fiduciary" means an independent third party (a corporate entity with no other relationship with the Company) selected by the Company to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third Party Fiduciary Services Agreement.

1.13 "Third Party Fiduciary Services Agreement" means the agreement with the Third Party Fiduciary to perform services with respect to the Plan.

1.14 "Trust Agreement" means an agreement establishing a "grantor trust" of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code").

1.15 "Trust Fund or Funds" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

1.16 "Trustee" means any person or entity selected by the Company to act as trustee under any Trust Agreement at any time of reference.

1.17 "Years of Service" means the length of time, in discrete 12-month periods, a Participant has served on the board of directors of Southwest Gas Corporation.

                          II. ELIGIBILITY FOR BENEFITS

2.1 Each Participant is eligible to Retire and receive a benefit under this Plan beginning on one of the following dates, provided he qualifies:

         (a) "Normal Retirement Date," which is the first day of the month following the month in which the Participant reaches age 65, provided he has at least ten Years of Service.

         (b) "Mandatory Retirement Date," which is the first day of the month following the month in which the Participant reaches age 72.

         (c) "Postponed Retirement Date," which is the first day of the month following the Participant's Normal Retirement Date, but no later than the Mandatory Retirement Date, in which the Participant terminates service on the Board, provided he has at least ten Years of Service.

         (d) "Disability Retirement Date," which is the first day of the month following the month in which the Participant's total and permanent disability began, as determined by the Committee, but no later than the Participant's Normal Retirement Date, provided he has at least ten Years of Service at the time of the disability.

2.2 A Participant is eligible to take "Early Retirement" from the Board prior to age 65 provided he has at least ten Years of Service. The Participant taking "Early Retirement" will be eligible to receive benefits pursuant to Section 3.3 when he reaches age 65.

2.3 Notwithstanding the foregoing and upon the occurrence of a Change in Control, a Participant will Retire immediately prior to such an event and receive the Normal Retirement Benefit beginning the first day of the month following such an event, provided he has at least eight Years of Service at such time.


                   III. AMOUNT AND FORM OF RETIREMENT BENEFIT

3.1 Normal Retirement Benefit. The annual benefit payable under the Plan will be the amount of the Participant's annual retainer fee on his Normal Retirement Date and will be paid for life.

3.2 Mandatory Retirement Benefit. The annual benefit payable under the Plan will be the amount of the Participant's annual retainer fee on his Mandatory Retirement Date and will be paid for life.

3.3 Early Retirement Benefit. The annual benefit payable for Early Retirement under the Plan will be the amount of the Participant's annual retainer fee on his Early

         Retirement date and will be paid for life commencing when the Participant reaches age 65.

3.4 Postponed Retirement Benefit. The annual benefit payable at a Postponed Retirement Date under the Plan will be the amount of the Participant's annual retainer fee on the date of his postponed retirement and will be paid for life.

3.5 Disability Retirement Benefit. The annual benefit under the Plan for a totally and permanently disabled Participant, payable at a Disability Retirement Date, will be the amount of the Participant's annual retainer fee on the date of the disability and will be paid for life.

3.6 Discretionary Benefits. The Board may, at its sole discretion, grant to an eligible Participant an increased benefit of $1,000 per year for life for each ten-year period of service beyond the minimum qualifying service period of ten years.


                       IV. PAYMENT OF RETIREMENT BENEFITS

4.1 One-quarter of the benefit determined in accordance with Section III will be payable on the first day of each calendar quarter. The initial benefit payment will be paid at the time of Retirement or within 30 days thereof, and will be prorated for a partial quarter if the Retirement date is not on the first day of a quarter.

4.2 Benefit payments will cease on the first day of the calendar quarter following the Retiree's death.


                              V. NO DEATH BENEFITS

5.1      No benefits are payable under this Plan in the event of death.


                                   VI. GENERAL

6.1 Amounts payable to a Participant shall be paid from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a "Rabbi Trust."

6.2 The Company shall have no obligation under the Plan to a Participant, except as provided in this Plan.

6.3 The Participant must cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his benefit.

6.4 Participants and their heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Section VII) be unfunded for purposes of the Code.

6.5 There shall be deducted from each payment made under the Plan or other compensation payable to the Participant all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the payment amount of said taxes.

6.6 The Company is without power to lawfully assure a Participant continued tenure as a Director, and nothing herein constitutes a contract for continuing service between the Company and the Participant.


                                   VII. TRUSTS

7.1 The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreement(s). Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board and shall have such powers as provided in the Trust Agreement. The Committee or the Board may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board may vest in the Trustee, or in one or more investment managers (as defined in ERISA), the power to manage and control the Trust Fund. The Committee's authority under the provisions of this Section 7.1 will cease with a Change in Control.


            VIII. TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

8.1 The Board may, at any time, without notice, amend or modify the Plan in whole or in part; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict (a) the benefit the Participant qualifies for under the provisions of the Plan, or (b) benefit payments to Participants once such payments have commenced; and (ii) effective March 1, 1999, no amendment or modification of this Section VIII, Section X, or Section XI of the Plan shall be effective.

8.2 The Board shall not terminate the Plan until all benefits have been paid in full under the provisions of the Plan.


                   IX. RESTRICTIONS ON ALIENATION OF BENEFITS

9.1 To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.


                          X. ADMINISTRATION OF THE PLAN

10.1 Except as otherwise provided in this Section X, and subject to Section XI, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Members of the Committee may be Participants under the Plan.

10.2 Upon and after a Change in Control, the administration of the Plan shall be vested in a Third Party Fiduciary, as provided for herein and pursuant to the terms of a Third Party Fiduciary Services Agreement. Any Third Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third Party Fiduciary when it acts as the administrator of the Plan or pursuant to Section XI. The Third Party Fiduciary may not be terminated by the Company without the consent of 50% of the Participants in the Plan.

10.3 In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.

10.4 The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Section 10.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.5 The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.

10.6 To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for termination of service, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.


                              XI. CLAIMS PROCEDURE

11.1 Any Participant (such Participant being referred to below as a "Claimant") may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.

11.2 The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:

         (a) That the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Section 11.3.

11.3 Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Third Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third Party Fiduciary, in its sole discretion, may grant.

11.4 The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary's decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (i) the specific reason(s) for the decision; (ii) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (iii) such other matters as the Third Party Fiduciary deems relevant.

11.5 A Claimant's compliance with the foregoing provisions of this Section XI is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.


                               XII. MISCELLANEOUS

12.1 No Director will participate in an action of the Committee or the Board on a matter that solely applies to that Director. Such matters will be determined by a majority of the rest of the Committee or the Board.

12.2 Each Participant will receive a copy of this Plan, and the Committee will make available for any Participant's inspection a copy of the rules and regulations the Committee uses in administering the Plan.

12.3 This Plan is established under, and will be construed according to, the laws of the state of Nevada.

12.4 The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, Participant's beneficiary, assigns, heirs, executors, and administrators.

12.5 Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.

12.6 In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

12.7 Any notice given under the Plan shall be in writing and shall be mailed or delivered to:

                                    SOUTHWEST GAS CORPORATION
                                    Board of Directors Retirement Plan
                                    Compensation Committee
                                    5241 Spring Mountain Road
                                    Las Vegas, NV  89102
         and

                                    CRG Fiduciary Services, Inc.
                                    633 West Fifth Street, 53rd floor
                                    Los Angeles, CA 90071-2086
                                    Attn: Managing Director

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Board of Directors Retirement Plan this 30th day of July 1999.

                                         SOUTHWEST GAS CORPORATION



                                         By
                                             -----------------------------------
                                                     Thomas Y. Hartley
                                               Chairman of Board of Directors



                                         By
                                             -----------------------------------
                                                      Michael O. Maffie
                                             President & Chief Executive Officer